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                                                                EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on Form S-3 (File No. 33-88238) of our report dated August 18, 1995, on our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



                                                Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
September 28, 1995